FUND LIQUIDATIONS:

WisdomTree Dreyfus Japanese Yen Fund
WisdomTree Dreyfus South African Rand Fund

   Registrant incorporates by reference Form 497, dated and filed on December 11, 2012.
   SEC Accession No. 0001193125-12-497225

   Registrant incorporates by reference Form 497, dated and filed on October 19, 2012.
   SEC Accession No. 0001193125-12-428000



NAME CHANGES:

WisdomTree Brazilian Real Fund
  formerly, WisdomTree Dreyfus Brazilian Real Fund

WisdomTree Chinese Yuan Fund
  formerly, WisdomTree Dreyfus Chinese Yuan Fund

WisdomTree Commodity Currency Fund
  formerly, WisdomTree Dreyfus Commodity Currency Fund

WisdomTree Emerging Currency Fund
  formerly, WisdomTree Dreyfus Emerging Currency Fund

WisdomTree Indian Rupee Fund
  formerly, WisdomTree Dreyfus Indian Rupee Fund

   Registrant incorporates by reference Form 485BPOS, dated and filed on December 28, 2012.
   SEC Accession No. 0001193125-12-518414


INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS:

   Registrant incorporates by reference Form 485BPOS, dated and filed on December 28, 2012.
   SEC Accession No. 0001193125-12-518414

   Advisory Agreement:
      EX-99.D1

   Sub-Advisory Agreements:
      EX-99.D3
      EX-99.D6